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Validus Holdings, Ltd.	Brunswick Group

Jon Levenson, Executive Vice President	Greg Faje / Beau Allen

+1-441-278-9000	+1-212-333-3810
Jon.Levenson@validusholdings.com

VALIDUS ANNOUNCES FULL YEAR 2012 NET INCOME OF $408.4 MILLION
AND FOURTH QUARTER 2012 NET LOSS OF $(90.7) MILLION

DILUTED BOOK VALUE PER SHARE OF $35.22 AT DECEMBER 31, 2012

VALIDUS ALSO PROVIDES JANUARY 2013 REINSURANCE RENEWAL DETAILS
FOR VALIDUS RE AND ALPHACAT

Pembroke, Bermuda, January 31, 2013 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $408.4 million, or $3.99 per diluted common share for the year ended December 31, 2012, compared to $21.3 million, or $0.14 per diluted common share, for the year ended December 31, 2011.
Net operating income available to Validus for the year ended December 31, 2012 was $333.8 million, or $3.26 per diluted common share, compared to $52.3 million, or $0.44 per diluted common share, for the year ended December 31, 2011.
Commenting on the Company's 2012 financial results, Ed Noonan, Validus' Chairman and Chief Executive Officer stated: "Validus delivered solid financial results during 2012, a year which included Hurricane Sandy, one of the largest insured catastrophe losses on record. Validus' net income in excess of $400 million for the year and double digit growth in diluted book value per share plus dividends reaffirm the value of our strategy and business model. Validus' three operating segments - Validus Re, Talbot, and AlphaCat - are all leaders in their respective markets. Although each of these businesses stands on its own, they are united by a focus on short tail classes of business and draw upon the outstanding personnel and technical resources available throughout the Company.
Validus enters 2013 in an excellent position. The recent acquisition of Flagstone has provided additional scale in Validus Re's core property catastrophe reinsurance business, Talbot's focus on Marine and Property classes will allow it to capitalize on loss driven rate increases, and AlphaCat recently announced a significant increase in third party capital under management.  Together with over $4 billion of common shareholders' equity, $5.2 billion of total capitalization and a high grade investment portfolio, Validus has the size, scale and security to provide significant capacity to our clients and their intermediaries.”

Fourth Quarter 2012 Results

Net loss attributable to Validus for the three months ended December 31, 2012 was $(90.7) million, or $(0.94) per diluted common share compared to net income available to Validus of $27.3 million, or $0.25 per diluted common share for the three months ended December 31, 2011.
Net operating loss attributable to Validus for the three months ended December 31, 2012 was $(100.8) million, or $(1.05) per diluted common share, compared to net operating income available to Validus of $23.4 million, or $0.21 per diluted common share, for the three months ended December 31, 2011.
Net loss attributable to Validus, net operating loss attributable to Validus, diluted loss per share and diluted operating loss per share by Validus entity for the three months ended December 31, 2012 were as follows:

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

	Net (Loss) Income Attributable to Validus	Diluted Loss Per Share Attributable to Validus	Net Operating (Loss) Income Attributable to Validus	Diluted Operating Loss Per Share Attributable to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$(87.2)		$(80.9)
PaCRe	(3.0)		0.1
Other AlphaCat Companies & Other	24.2		0.3
Validus Re consolidated	(66.0)		(80.5)
Talbot	6.3		7.6
Corporate & Eliminations	(31.0)		(27.9)
Total	$(90.7)	$(0.94)	$(100.8)	$(1.05)
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses), gains (losses) from investment affiliates and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.
Operating results of Flagstone have been included in the consolidated financial statements from the November 30, 2012 acquisition date. The aggregate purchase price paid for Flagstone by the Company was $646.0 million for adjusted net assets acquired of $695.7 million. The Company expensed as incurred $2.0 million of transaction expenses, $20.2 million of termination expenses and $6.0 million for amortization of intangibles related to the acquisition for the three months ended December 31, 2012, resulting in a gain on bargain purchase, net of expenses of $21.5 million for the quarter. Transaction expenses are comprised of primarily legal and corporate advisory services.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

January 2013 Reinsurance Renewals - Validus Re and AlphaCat segments
During the January 2013 renewal season, the Validus Re and AlphaCat segments underwrote $655.6 million in gross premiums written, an increase of 12.7% from the prior year period. This renewal data does not include Talbot's operations as its business is distributed relatively evenly throughout the year.
Below is a table outlining the Validus Re and AlphaCat segments' January 2013 reinsurance renewals.

January 2013 Gross Premiums Written
Validus Re segment
	U.S.	International
	Property	Property	Marine	Specialty	Total
	(Expressed in millions of U.S. dollars)
2013 (a)	$150.5	$157.5	$142.6	$121.8	$572.4
2012	$150.8	$140.3	$166.5	$45.2	$502.8
Increase (Decrease)	(0.2)%	12.3%	(14.4)%	169.5%	13.8%

AlphaCat segment managed premium (b)
	U.S.	International
	Property	Property	Marine	Specialty	Total
	(Expressed in millions of U.S. dollars)
2013	$43.4	$49.6	$—	$—	$93.0
2012 (c)	$44.6	$34.1	$—	$—	$78.7
Increase (Decrease)	(2.7)%	45.5%	—%	—%	18.2%

Validus Re segment and AlphaCat segment managed premium (including intercompany eliminations)
	U.S.	International
	Property	Property	Marine	Specialty	Total
	(Expressed in millions of U.S. dollars)
2013 (a) (d)	$186.2	$205.0	$142.6	$121.8	$655.6
2012	$195.5	$174.4	$166.5	$45.2	$581.6
Increase (Decrease)	(4.8)%	17.5%	(14.4)%	169.5%	12.7%

(a)	The 2013 Validus Re segment premiums include the impact of the Flagstone acquisition. The 2012 comparative figures do not include Flagstone.

(b)
AlphaCat segment managed premium includes AlphaCat Re 2011, Ltd., AlphaCat Re 2012, Ltd. and AlphaCat 2013, Ltd., which are accounted for as investments in operating affiliates, under the equity method. Managed premium also includes PaCRe, Ltd. and AlphaCat ILS funds.

(c)
Included in the 2012 renewal information is $76.1 million of managed premium written by AlphaCat Re 2011 ($42.3 million in the U.S. Property class and $33.8 million in the International Property class).

(d)
An inter-segment elimination between AlphaCat and Validus Re totaling $9.8 million for 2013 has been considered in calculating these totals. This elimination relates to business ceded by Validus Re to AlphaCat through a variable quota share arrangement. There was no comparative elimination for 2012.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Fourth Quarter 2012 Results
Highlights for the fourth quarter include the following:

•
Total managed gross premiums written which include gross premiums written from our non-consolidated affiliates, AlphaCat Re 2011, Ltd. ("AlphaCat Re 2011") and AlphaCat Re 2012, Ltd. ("AlphaCat Re 2012"), for the three months ended December 31, 2012 were $311.8 million compared to $278.3 million for the three months ended December 31, 2011, an increase of $33.5 million or 12.0%.

•	Gross premiums written for the three months ended December 31, 2012 were $311.8 million compared to $278.3 million for the three months ended December 31, 2011, an increase of $33.6 million, or 12.1%.

•	Net premiums earned for the three months ended December 31, 2012 were $499.3 million compared to $488.3 million for the three months ended December 31, 2011, an increase of $10.9 million, or 2.2%.

•
Underwriting loss for the three months ended December 31, 2012 was $(113.1) million compared to underwriting income of $12.8 million for the three months ended December 31, 2011, a decrease of $125.8 million, or 985.1%.

•	Combined ratio of 122.7% which included $57.2 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.5 percentage points.

•
Net operating loss attributable to Validus for the three months ended December 31, 2012 was $(100.8) million compared to net operating income available to Validus of $23.4 million for the three months ended December 31, 2011, a decrease of $124.2 million, or 530.9%.

•
Net loss attributable to Validus for the three months ended December 31, 2012 was $(90.7) million compared to net income available to Validus of $27.3 million for the three months ended December 31, 2011, a decrease of $118.0 million, or 432.0%.

•	Annualized return on average equity of (9.5)% and annualized net operating return on average equity of (10.5)%.

Full Year 2012 Results
Highlights for the year ended December 31, 2012 include the following:

•
Total managed gross premiums written which include gross premiums written from our non-consolidated affiliates, AlphaCat Re 2011 and AlphaCat Re 2012, for the year ended December 31, 2012 were $2,292.9 million compared to $2,124.7 million for the year ended December 31, 2011, an increase of $168.2 million, or 7.9%.

•	Gross premiums written for the year ended December 31, 2012 were $2,166.4 million compared to $2,124.7 million for the year ended December 31, 2011, an increase of $41.7 million, or 2.0%.

•	Net premiums earned for the year ended December 31, 2012 were $1,873.2 million compared to $1,802.1 million for the year ended December 31, 2011, an increase of $71.1 million, or 3.9%.

•	Underwriting income for the year ended December 31, 2012 was $248.7 million compared to $11.8 million for the year ended December 31, 2011, an increase of $236.9 million, or 2,014.0%.

•	Combined ratio of 86.8% which included $175.0 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.3 percentage points.

•
Net operating income available to Validus for the year ended December 31, 2012 was $333.8 million compared to $52.3 million for the year ended December 31, 2011, an increase of $281.5 million, or 537.8%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

•	Net income available to Validus for the year ended December 31, 2012 was $408.4 million compared to $21.3 million for the year ended December 31, 2011, an increase of $387.1 million, or 1,814.9%.

•	Annualized return on average equity of 11.3% and annualized net operating return on average equity of 9.2%.

Notable Loss Events
During the three months ended December 31, 2012, the Company incurred net losses and loss expenses of $361.0 million from notable loss events which represented 72.3 percentage points of the loss ratio. Including the impact of $36.4 million of reinstatement premiums, the effect of these events on net income was a decrease of $324.6 million. For the three months ended December 31, 2011, the Company incurred $54.1 million of losses from notable loss events, which represented 11.1 percentage points of the loss ratio. Including the impact of $(1.3) million of reinstatement premiums, the effect of these events on net income was a decrease of $55.5 million. The Company's loss ratio, excluding prior year development, and notable loss events for the three months ended December 31, 2012 and 2011 was 31.0% and 50.3%, respectively. The Company did not establish a reserve for potential development on notable loss events for 2012. The financial impact from Hurricane Sandy on the results for the three months ended December 31, 2012 is consistent with the initial estimate announced on December 21, 2012.

		Three Months Ended December 31, 2012
		(U.S. Dollars in thousands)
Fourth Quarter 2012 Notable Loss Events (a)		Validus Re		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE
Hurricane Sandy (d)	Windstorm	$282,603	99.1%	$78,433	37.7%	$361,036	72.3%
Total		$282,603	99.1%	$78,433	37.7%	$361,036	72.3%

		Three Months Ended December 31, 2011
		(U.S. Dollars in thousands)
Fourth Quarter 2011 Notable Loss Events (a)		Validus Re		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE
Thailand Floods	Multiple flooding events	$22,964	9.1%	$31,184	14.9%	$54,148	11.1%
Total		$22,964	9.1%	$31,184	14.9%	$54,148	11.1%

(a)
These notable loss event amounts were based on management's estimates following a review of the Company's potential exposure and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company's actual ultimate net losses from these events may vary materially from these estimates.

(b)
Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums were $36.4 million and $(1.3) million for the three months ended December 31, 2012 and December 31, 2011, respectively.

(c)	2011 loss ratios for the Validus Re segment have been represented to exclude the impact of the AlphaCat segment.

(d)
The AlphaCat segment's non-consolidated affiliates incurred net loss and loss expenses of $8.4 million related to Hurricane Sandy for the three months ended December 31, 2012. These losses are not included in the table above as the entities are accounted for as investments in operating affiliates.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Re Segment Results
Gross premiums written for the three months ended December 31, 2012 were $79.2 million compared to $55.9 million for the three months ended December 31, 2011, an increase of $23.4 million, or 41.9%. Gross premiums written for the three months ended December 31, 2012 included $54.9 million of property premiums, $8.6 million of marine premiums and $15.7 million of specialty premiums compared to $34.1 million of property premiums, $9.7 million of marine premiums and $12.1 million of specialty premiums for the three months ended December 31, 2011.
Net premiums earned for the three months ended December 31, 2012 were $285.3 million compared to $252.5 million for the three months ended December 31, 2011, an increase of $32.8 million, or 13.0%.
The combined ratio for the three months ended December 31, 2012 was 136.2% compared to 106.5% for the three months ended December 31, 2011, an increase of 29.7 percentage points.
The loss ratio for the three months ended December 31, 2012 was 116.1% compared to 85.5% for the three months ended December 31, 2011, an increase of 30.6 percentage points. For the three months ended December 31, 2012, Validus Re incurred $282.6 million of losses attributable to notable loss events which represented 99.1 percentage points of the overall loss ratio. The loss ratio for the three months ended December 31, 2012 included favorable loss reserve development on prior accident years of $19.8 million, benefiting the loss ratio by 6.9 percentage points.
Gross premiums written for the year ended December 31, 2012 were $1,132.0 million compared to $1,114.5 million for the year ended December 31, 2011, an increase of $17.5 million, or 1.6%. Gross premiums written for the year ended December 31, 2012 included $771.6 million of property premiums, $257.5 million of marine premiums and $102.9 million of specialty premiums compared to $786.9 million of property premiums, $232.4 million of marine premiums and $95.2 million of specialty premiums for the year ended December 31, 2011.
Net premiums earned for the year ended December 31, 2012 were $1,023.3 million compared to $965.9 million for the year ended December 31, 2011, an increase of $57.3 million, or 5.9%.
The combined ratio for the year ended December 31, 2012 was 78.2% compared to 99.2% for the year ended December 31, 2011, a decrease of 21.0 percentage points.
The loss ratio for the year ended December 31, 2012 was 56.2% compared to 77.6% for the year ended December 31, 2011, a decrease of 21.4 percentage points. For the year ended December 31, 2012, Validus Re incurred $402.7 million of losses attributable to notable loss events, which represented 39.4 percentage points of the loss ratio. The loss ratio for the year ended December 31, 2012 included favorable loss reserve development on prior accident years of $72.6 million, benefiting the loss ratio by 7.1 percentage points.
AlphaCat Segment Results
Gross premiums written from our consolidated entities for the three months ended December 31, 2012 were $0.0 million compared to $(1.3) million for the three months ended December 31, 2011, an increase of $1.3 million or 99.7%.
Net premiums earned for the three months ended December 31, 2012 were $5.9 million compared to $26.5 million for the three months ended December 31, 2011, a decrease of $20.6 million or 77.8%.
The combined ratio for the three months ended December 31, 2012 was 45.6% compared to 76.1% for the three months ended December 31, 2011, a decrease of 30.5 percentage points.
The loss ratio for the three months ended December 31, 2012 was 0.0% compared to 37.7% for the three months ended December 31, 2011, a decrease of 37.7%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Managed gross premiums written from our non-consolidated affiliates, AlphaCat Re 2011 and AlphaCat Re 2012, for the year ended December 31, 2012 were $126.5 million compared to $60.0 million for the year ended December 31, 2011, an increase of $66.5 million or 110.8%.
Gross premiums written from our consolidated entities for the year ended December 31, 2012 were $21.6 million compared to $15.7 million for the year ended December 31, 2011, an increase of $5.9 million or 37.5%.
Net premiums earned for the year ended December 31, 2012 were $17.7 million compared to $66.0 million for the year ended December 31, 2011, a decrease of $48.3 million or 73.2%.
The combined ratio for the year ended December 31, 2012 was 54.2% compared to 43.9% for the year ended December 31, 2011, an increase of 10.3 percentage points.
The loss ratio for the year ended December 31, 2012 was 0.0% as compared to 15.2% for the year ended December 31, 2011, a decrease of 15.2 percentage points.
Talbot Segment Results
Gross premiums written for the three months ended December 31, 2012 were $241.1 million compared to $235.2 million for the three months ended December 31, 2011, an increase of $5.9 million, or 2.5%. Gross premiums written for the three months ended December 31, 2012 included $62.3 million of property premiums, $81.5 million of marine premiums and $97.3 million of specialty premiums compared to $51.8 million of property premiums, $74.2 million of marine premiums and $109.2 million of specialty premiums in the three months ended December 31, 2011.
Net premiums earned for the three months ended December 31, 2012 were $208.1 million compared to $209.4 million for the three months ended December 31, 2011, a decrease of $1.2 million, or 0.6%.
The combined ratio for the three months ended December 31, 2012 was 97.9% compared to 86.8% for the three months ended December 31, 2011, an increase of 11.1 percentage points.
The loss ratio for the three months ended December 31, 2012 was 61.1% compared to 52.0% for the three months ended December 31, 2011, an increase of 9.1 percentage points. For the three months ended December 31, 2012, Talbot incurred $78.4 million of losses attributable to notable loss events which represented 37.7 percentage points of the overall loss ratio. The loss ratio for the three months ended December 31, 2012 included favorable loss reserve development on prior accident years of $37.4 million, benefiting the loss ratio by 18.0 percentage points.
Gross premiums written for the year ended December 31, 2012 were $1,078.6 million compared to $1,014.1 million for the year ended December 31, 2011, an increase of $64.5 million, or 6.4%. Gross premiums written for the year ended December 31, 2012 included $324.9 million of property premiums, $396.2 million of marine premiums and $357.5 million of specialty premiums compared to $306.3 million of property premiums, $341.8 million of marine premiums and $366.0 million of specialty premiums in the year ended December 31, 2011.
Net premiums earned for the year ended December 31, 2012 were $832.3 million compared to $770.3 million for the year ended December 31, 2011, an increase of $62.0 million, or 8.1%.
The combined ratio for the year ended December 31, 2012 was 89.9% compared to 99.1% for the year ended December 31, 2011, a decrease of 9.2 percentage points.
The loss ratio for the year ended December 31, 2012 was 50.9% compared to 63.0% for the year ended December 31, 2011, a decrease of 12.1 percentage points. For the year ended December 31, 2012, Talbot incurred $97.8 million of losses attributable to notable loss events, which represented 11.8 percentage points of the overall loss ratio. The loss ratio for the year ended December 31, 2012 included favorable loss reserve development on prior accident years of $102.4 million, benefiting the loss ratio by 12.3 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended December 31, 2012 were $16.0 million compared to $4.1 million for the three months ended December 31, 2011, an increase of $11.9 million, or 294.6%. Share compensation expenses for the three months ended December 31, 2012 were $2.8 million compared to $3.1 million for the three months ended December 31, 2011, a decrease of $0.3 million, or 10.7%. Additionally, there was $21.5 million in income from the gain on bargain purchase, net of expenses related to the acquisition of Flagstone during the quarter. Included in the Validus Re segment general and administrative expenses are $4.7 million of Flagstone expenses for the month of December as a result of the acquisition.
General and administrative expenses for the year ended December 31, 2012 were $59.8 million compared to $29.8 million for the year ended December 31, 2011, an increase of $30.0 million, or 100.4%. Share compensation expenses for the year ended December 31, 2012 were $10.9 million compared to $16.3 million for the year ended December 31, 2011, a decrease of $5.4 million, or 33.3%.
Investments
Net investment income for the three months ended December 31, 2012 was $28.8 million compared to $28.1 million for the three months ended December 31, 2011, an increase of $0.7 million, or 2.6%. Net investment income for the year ended December 31, 2012 was $107.9 million compared to $112.3 million for the year ended December 31, 2011, a decrease of $4.4 million or 3.9%.
Net realized (losses) on investments for the three months ended December 31, 2012 were $(4.5) million compared to gains of $5.4 million for the three months ended December 31, 2011, a decrease of $9.9 million, or 184.3%. Net realized gains on investments for the year ended December 31, 2012 were $18.2 million compared to $28.5 million for the year ended December 31, 2011, a decrease of $10.3 million or 36.1%.
Net unrealized (losses) on investments for the three months ended December 31, 2012 were $(35.9) million compared to gains of $2.2 million for the three months ended December 31, 2011, a decrease of $38.0 million, or 1,760.8%. Net unrealized gains for the year ended December 31, 2012 were $17.6 million compared to (losses) of $(20.0) million for the year ended December 31, 2011, an increase of $37.6 million or 188.0%.
Finance Expenses
Finance expenses for the three months ended December 31, 2012 were $14.5 million compared to $13.5 million for the three months ended December 31, 2011, an increase of $1.0 million, or 7.3%. Finance expenses for the year ended December 31, 2012 were $53.9 million compared to $54.8 million for the year ended December 31, 2011, a decrease of $1.0 million or 1.8%.
Shareholders' Equity and Capitalization
As at December 31, 2012, total shareholders' equity was $4.5 billion including $434.3 million of noncontrolling interest. Shareholders' equity available to Validus was $4.0 billion as at December 31, 2012. Diluted book value per common share was $35.22 at December 31, 2012, compared to $36.27 at September 30, 2012. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders' equity is presented at the end of this release.
Total capitalization at December 31, 2012 was $5.2 billion, including $540.7 million of junior subordinated deferrable debentures and $247.1 million of senior notes.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Share Repurchases

A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at September 30, 2012				Quarter ended
Effect of share repurchases:	(cumulative)	October	November	December	December 31, 2012
Aggregate purchase price (a)	$1,206,845	$—			$—
Shares repurchased	43,138,057	—			—
Average price (a)	$27.98	$—	$—	$—	$—
Estimated cumulative net accretive (dilutive) impact on:
Diluted BV per common share (b)					1.93
Diluted EPS - Quarter (c)					0.32

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at December 31, 2012	January	As at January 29, 2013	Cumulative to Date Effect
Aggregate purchase price (a)	$1,206,845	$—	$—	$1,206,845
Shares repurchased	43,138,057	—	—	43,138,057
Average price (a)	$27.98	$—	$—	$27.98

(a) Share transactions are on a trade date basis through January 29, 2013 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during the periods 2009, 2010, 2011 and 2012 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on diluted earnings per share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to diluted earnings per share.

Conference Call
The Company will host a conference call for analysts and investors on February 1, 2013 at 10:00 AM (Eastern) to discuss the fourth quarter 2012 financial results and related matters. The conference call may be accessed by dialing 1-866-713-8307 (toll-free U.S.) or 1-617-597-5307 (international) and entering the passcode 25455383. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 15, 2013, by dialing 1-888-286-8010 (toll-free U.S.) or 1-617-801-6888 (international) and entering the passcode 13379088.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through February 15, 2013. In addition, a financial supplement relating to the Company's financial results for the three months and year ended December 31, 2012 is available in the Investor Relations section of the Company's website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance, insurance, and insurance linked securities management operating through three primary segments, Validus Reinsurance, Ltd., Talbot Holdings Ltd. and AlphaCat Managers, Ltd. Validus Reinsurance, Ltd.  (“Validus Re”) is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot Holdings Ltd. (“Talbot”) is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183.  AlphaCat Managers, Ltd. (“AlphaCat”) is a Bermuda based investment adviser, managing third-party capital in insurance linked securities and other investments in the property catastrophe reinsurance space.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at December 31, 2012 and December 31, 2011
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2012	December 31, 2011

Assets
Fixed maturities, at fair value (amortized cost: 2012—$5,008,514; 2011—$4,859,705)	$5,085,334	$4,894,145
Short-term investments, at fair value (amortized cost: 2012—$1,112,929; 2011—$280,299)	1,114,250	280,191
Other investments, at fair value (amortized cost: 2012—$583,068; 2011—$15,002)	564,448	16,787
Cash and cash equivalents	1,219,379	832,844
Total investments and cash	7,983,411	6,023,967
Investments in affiliates	172,329	53,031
Premiums receivable	802,159	646,354
Deferred acquisition costs	146,588	121,505
Prepaid reinsurance premiums	99,593	91,381
Securities lending collateral	225	7,736
Loss reserves recoverable	439,967	372,485
Paid losses recoverable	46,435	90,495
Intangible assets	110,569	114,731
Goodwill	20,393	20,393
Accrued investment income	21,321	25,906
Other assets	177,274	50,487
Total assets	$10,020,264	$7,618,471

Liabilities
Reserve for losses and loss expenses	$3,517,573	$2,631,143
Unearned premiums	894,362	772,382
Reinsurance balances payable	138,550	119,899
Securities lending payable	691	8,462
Deferred income taxes	20,259	16,720
Net payable for investments purchased	38,346	1,256
Accounts payable and accrued expenses	167,577	83,402
Senior notes payable	247,090	246,982
Debentures payable	540,709	289,800
Total liabilities	5,565,157	4,170,046

Commitments and contingent liabilities	—	—

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2012—152,698,191; 2011—134,503,065; Outstanding: 2012—107,921,259; 2011—99,471,080)	26,722	23,538
Treasury shares (2012—44,776,932; 2011—35,031,985)	(7,836)	(6,131)
Additional paid-in-capital	2,160,478	1,893,890
Accumulated other comprehensive (loss)	(2,953)	(6,601)
Retained earnings	1,844,416	1,543,729
Total shareholders' equity available to Validus	4,020,827	3,448,425

Noncontrolling interest	434,280	—

Total shareholders' equity	4,455,107	3,448,425

Total liabilities and shareholders' equity	$10,020,264	$7,618,471

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statement of Operations
For the three months and year ended December 31, 2012 and 2011
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Underwriting income
Gross premiums written	$311,847	$278,279	$2,166,440	$2,124,691
Reinsurance premiums ceded	(35,659)	(16,489)	(307,506)	(289,241)
Net premiums written	276,188	261,790	1,858,934	1,835,450
Change in unearned premiums	223,098	226,556	14,282	(33,307)
Net premiums earned	499,286	488,346	1,873,216	1,802,143

Underwriting deductions
Losses and loss expenses	458,310	334,829	999,446	1,244,401
Policy acquisition costs	81,814	81,253	334,698	314,184
General and administrative expenses	65,095	52,253	263,652	197,497
Share compensation expenses	7,126	7,237	26,709	34,296
Total underwriting deductions	612,345	475,572	1,624,505	1,790,378

Underwriting (loss) income	$(113,059)	$12,774	$248,711	$11,765

Net investment income	28,802	28,080	107,936	112,296
Other income	187	3,517	22,396	5,718
Finance expenses	(14,510)	(13,520)	(53,857)	(54,817)
Operating (loss) income before taxes and (loss) income from operating affiliates	$(98,580)	$30,851	$325,186	$74,962
Tax (expense) benefit	(615)	226	(2,501)	(824)
(Loss) income from operating affiliates	(614)	—	12,580	—
Net operating (loss) income	$(99,809)	$31,077	$335,265	$74,138

Gain on bargain purchase, net of expenses (a)	21,485	—	17,701	—
Net realized (losses) gains on investments	(4,516)	5,355	18,233	28,532
Net unrealized (losses) gains on investments	(35,857)	2,159	17,585	(19,991)
(Loss) from investment affiliate	(406)	—	(964)	—
Foreign exchange gains (losses)	1,181	266	4,798	(22,124)
Transaction expenses (b)	—	(3,850)	—	(17,433)
Net (loss) income	$(117,922)	$35,007	$392,618	$43,122

Net loss (income) attributable to noncontrolling interest	27,206	(7,683)	15,820	(21,793)

Net (loss) income (attributable) available to Validus	$(90,716)	$27,324	$408,438	$21,329

Selected ratios:
Net premiums written / Gross premiums written	88.6%	94.1%	85.8%	86.4%

Losses and loss expenses	91.8%	68.6%	53.4%	69.1%
Policy acquisition costs	16.4%	16.6%	17.9%	17.4%
General and administrative expenses (c)	14.5%	12.2%	15.5%	12.9%
Expense ratio	30.9%	28.8%	33.4%	30.3%

Combined ratio	122.7%	97.4%	86.8%	99.4%

(a) The gain on bargain purchase, net of expenses, arose from the acquisition of Flagstone Reinsurance Holdings S.A. on November 30, 2012 and is net of transaction related expenses which included legal, financial advisory, audit related services and termination expenses.

(b) The transaction expenses for 2011 relate to costs incurred in connection with the Company's proposed acquisition of Transatlantic Holdings, Inc. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

(c) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss)
For the three months and year ended December 31, 2012 and 2011
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Validus Re
Gross premiums written	$79,233	$55,851	$1,131,959	$1,114,493
Reinsurance premiums ceded	(7,074)	(49)	(144,578)	(150,718)
Net premiums written	72,159	55,802	987,381	963,775
Change in unearned premiums	213,105	196,679	35,890	2,150
Net premiums earned	285,264	252,481	1,023,271	965,925
Underwriting deductions
Losses and loss expenses	331,130	215,903	575,416	749,305
Policy acquisition costs	40,703	39,227	154,362	154,582
General and administrative expenses	14,716	11,716	63,048	44,663
Share compensation expenses	1,849	2,191	7,763	9,309
Total underwriting deductions	388,398	269,037	800,589	957,859

Underwriting (loss) income	(103,134)	(16,556)	222,682	8,066

AlphaCat
Gross premiums written	$(4)	$(1,323)	$21,603	$75,727
Reinsurance premiums ceded	—	—	—	—
Net premiums written	(4)	(1,323)	21,603	75,727
Change in unearned premiums	5,895	27,834	(3,937)	(9,761)
Net premiums earned	5,891	26,511	17,666	65,966
Underwriting deductions
Losses and loss expenses	—	10,000	—	10,000
Policy acquisition costs	589	3,331	1,774	7,946
General and administrative expenses	2,011	6,807	7,532	10,929
Share compensation expenses	84	33	279	107
Total underwriting deductions	2,684	20,171	9,585	28,982

Underwriting income	3,207	6,340	8,081	36,984

Talbot
Gross premiums written	$241,100	$235,242	$1,078,636	$1,014,122
Reinsurance premiums ceded	(37,067)	(27,931)	(228,686)	(218,174)
Net premiums written	204,033	207,311	849,950	795,948
Change in unearned premiums	4,098	2,043	(17,671)	(25,696)
Net premiums earned	208,131	209,354	832,279	770,252
Underwriting deductions
Losses and loss expenses	127,180	108,926	424,030	485,096
Policy acquisition costs	41,745	41,160	183,926	157,334
General and administrative expenses	32,371	29,676	133,281	112,072
Share compensation expenses	2,442	1,934	7,789	8,582
Total underwriting deductions	203,738	181,696	749,026	763,084

Underwriting income	4,393	27,658	83,253	7,168

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss) - Continued
For the three months and year ended months ended December 31, 2012 and 2011
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Corporate & Eliminations
Gross premiums written	$(8,482)	$(11,491)	$(65,758)	$(79,651)
Reinsurance premiums ceded	8,482	11,491	65,758	79,651
Net premiums written	—	—	—	—
Change in unearned premiums	—	—	—	—
Net premiums earned	—	—	—	—
Underwriting deductions
Losses and loss expenses	—	—	—	—
Policy acquisition costs	(1,223)	(2,465)	(5,364)	(5,678)
General and administrative expenses	15,997	4,054	59,791	29,833
Share compensation expenses	2,751	3,079	10,878	16,298
Total underwriting deductions	17,525	4,668	65,305	40,453

Underwriting (loss)	(17,525)	(4,668)	(65,305)	(40,453)

Total underwriting (loss) income	$(113,059)	$12,774	$248,711	$11,765

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Managed Gross Premiums Written
For the three months and year ended December 31, 2012 and 2011
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011(a)	2012	2011(a)

Total gross premiums written	$311,847	$278,279	$2,166,440	$2,124,691
Adjustments for:
Gross premiums written on behalf of AlphaCat Re 2011	8	—	94,317	—
Gross premiums written on behalf of AlphaCat Re 2012	(45)	—	32,171	—
Total managed gross premiums written	$311,810	$278,279	$2,292,928	$2,124,691

(a) Total gross premiums written for the three months and year ended December 31, 2011 included $(1.4) million and $60.0 million, respectively of gross premiums written from AlphaCat Re 2011, which was a consolidated subsidiary during the three months ended June 30, September 30 and December 31, 2011. The balance sheet of AlphaCat Re 2011 was deconsolidated as at December 31, 2011.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income (loss) available (attributable) to Validus, Net Operating Income (loss) per share available (attributable) to Validus and Annualized Net Operating Return on Average Equity
For the three months and year ended December 31, 2012 and 2011
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011

Net (loss) income (attributable) available to Validus	$(90,716)	$27,324	$408,438	$21,329
Adjustments for:
Gain on bargain purchase, net of expenses (a)	(21,485)	—	(17,701)	—
Net realized losses (gains) on investments	4,516	(5,355)	(18,233)	(28,532)
Net unrealized losses (gains) on investments	35,857	(2,159)	(17,585)	19,991
Loss from investment affiliate	406	—	964	—
Foreign exchange (gains) losses	(1,181)	(266)	(4,798)	22,124
Transaction expenses (b)	—	3,850	—	17,433
Net (loss) attributable to noncontrolling interest	(28,193)	—	(17,253)	—
Net operating (loss) income (attributable) available to Validus	(100,796)	23,394	333,832	52,345
Less: Dividends and distributions declared on outstanding warrants	(1,572)	(1,728)	(6,693)	(7,644)
Net operating (loss) income (attributable) available to Validus, adjusted	$(102,368)	$21,666	$327,139	$44,701

Net (loss) income per share (attributable) available to Validus - diluted	$(0.94)	$0.25	$3.99	$0.14
Adjustments for:
Gain on bargain purchase, net of expenses (a)	(0.23)	—	(0.17)	—
Net realized losses (gains) on investments	0.05	(0.06)	(0.18)	(0.28)
Net unrealized losses (gains) on investments	0.37	(0.02)	(0.17)	0.19
Loss from investment affiliate	—	—	0.01	—
Foreign exchange (gains) losses	(0.01)	—	(0.05)	0.22
Transaction expenses (b)	—	0.04	—	0.17
Net (loss) attributable to noncontrolling interest	(0.29)	—	(0.17)	—
Net operating (loss) income per share (attributable) available to Validus - diluted	$(1.05)	$0.21	$3.26	$0.44

Weighted average number of common shares and common share equivalents	97,688,338	101,324,291	102,384,923	100,928,284

Average shareholders' equity available to Validus	$3,827,340	$3,426,093	$3,624,090	$3,424,153

Annualized net operating return on average equity	(10.5)%	2.7%	9.2%	1.5%

(a) The gain on bargain purchase, net of expenses, arises from the acquisition of Flagstone Reinsurance Holdings S.A. on November 30, 2012 and is net of transaction related expenses which included legal, financial advisory, audit related services and termination expenses.

(b) The transaction expenses for 2011 relate to costs incurred in connection with the Company's proposed acquisition of Transatlantic Holdings, Inc. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Book Value and Diluted Book Value per Common Share
As at December 31, 2012 and December 31, 2011
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at December 31, 2012
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$4,020,827	107,921,259		$37.26

Diluted book value per common share
Total shareholders' equity available to Validus	4,020,827	107,921,259
Assumed exercise of outstanding warrants	118,015	6,410,472	$18.41
Assumed exercise of outstanding stock options	37,745	1,823,947	$20.69
Unvested restricted shares	—	2,443,631
Diluted book value per common share	$4,176,587	118,599,309		$35.22

	As at December 31, 2011
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,448,425	99,471,080		$34.67

Diluted book value per common share
Total shareholders' equity available to Validus	3,448,425	99,471,080
Assumed exercise of outstanding warrants	121,445	6,916,678	$17.56
Assumed exercise of outstanding stock options	45,530	2,263,012	$20.12
Unvested restricted shares	—	3,340,729
Diluted book value per common share	$3,615,400	111,991,499		$32.28

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), managed gross premiums written, annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. A reconciliation of managed gross premiums written to gross premiums written, the most comparable U.S. GAAP financial measure, is presented in the section above entitled "Managed Gross Premiums Written".
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, gain on bargain purchase, net of expenses, net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Managed gross premiums written represents gross premiums written by the Company and its operating affiliates.  Managed gross premiums written differs from total gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of premiums written on behalf of the Company's operating affiliates, AlphaCat Re 2011, Ltd. and AlphaCat Re 2012, Ltd., which are accounted for under the equity method of accounting.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity.” A reconciliation of diluted book value per common share to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value and Diluted Book Value Per Common Share.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, net unrealized gains (losses) on investments, foreign exchange gains (losses), gains (losses) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com